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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  August 24, 1999


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
----------------------   ----------------------  -------------------------------
State of incorporation   Commission File Number  IRS Employer Identification No.

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000


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ITEM 5.  OTHER EVENTS

On August 24, 1999, Registrant signed a definitive agreement to purchase Abrizio Inc. ("Abrizio"), a privately held, fabless semiconductor company. Abrizio, located in Mountain View, California, specializes in broadband switch chip fabrics used in core ATM switches, digital cross-connects, and terabit routers.

The agreement anticipates a purchase for approximately 4,352,000 million in Registrant's stock, warrants and options. The transaction requires approval by the shareholders of Abrizio. The transaction will be accounted for as a pooling-of-interests.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.


Date:  August 25, 1999                 PMC-SIERRA, INC.

                                       /s/ John W. Sullivan
                                       ----------------------------
                                       John W. Sullivan
                                       Vice President, Finance and
                                       Principal Accounting Officer